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                                                                      Exhibit 23





INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Republic Technologies International Holdings, LLC


We have audited the accompanying consolidated balance sheets of Republic Technologies International Holdings, LLC and subsidiaries (Debtor-in-Possession) (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' interest, and cash flows for the years ended December 31, 2001 and 2000 and for the period from August 13, 1999 to December 31, 1999. We have also audited the combined statements of operations, stockholders' deficit, and cash flows of the Predecessor, Bar Technologies Inc. and Republic Engineered Steels, Inc. while under common ownership and common management, for the period from January 1, 1999 to August 12, 1999. Our audits also included the financial statement schedule for the years ended December 31, 2001, 2000 and 1999 listed in the Index at Item 14(a)(2). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for the years ended December 31, 2001 and 2000 and for the period from August 13, 1999 to December 31, 1999, and the combined results of operations and cash flows of the Predecessor for the period from January 1, 1999 to August 12, 1999 in conformity with accounting principals generally accepted in the United States of America. Also, in our opinion, such financial statement schedule for the years ended December 31, 2001, 2000 and 1999, when considered in relation to the basic consolidated/combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Notes 1 and 2, the Company has filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. The accompanying consolidated financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such consolidated financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to member accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company's recurring losses and negative cash flows from operations, current liabilities in excess of current assets, and negative members' interest raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The accompanying consolidated financial statements do not include adjustments relating to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Cleveland, Ohio
March 28, 2002